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                                                         Exhibit 23(c)



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





Union Planters Corporation:

We hereby consent to the incorporation by reference in the January 20, 1994 Registration Statement on Form S-4 of Union Planters Corporation (UPC) of our report, dated February 11, 1993, relating to the combined financial statements of Security Trust Federal Savings and Loan Association and SaveTrust Federal Savings Bank, which is included in UPC's Form 10K for the year ended December 31, 1992.

We also consent to the reference to Horne CPA Group under the heading "Experts" in such Registration Statement.




                                          /s/ Horne CPA Group




Laurel, Mississippi
January 20, 1994